SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date                                             Commission File
  of earliest event                                                  Number:
     reported):
    MARCH 23, 2000                                                  1-10210


                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           13-3486421
(State or other jurisdiction of                     (IRS Employer Identification
         incorporation)                                       Number)


                         1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981

          (Former name or former address, if changed since last report)

                                       NA
                                                                    eGLOBE, INC.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

Pursuant to Items 7(a)(4) and 7(b)(2) of the Securities and Exchange Commission's (the "Commission") General Instructions for Form 8-K, eGlobe, Inc. (the "Company") hereby amends Items 7(a) and 7(b) of its Current Report on Form 8-K, filed with the Commission on April 7, 2000 to file financial statements and pro forma financial information for the Company reflecting the merger (the
"Merger") with Trans Global Communications, Inc. ("Trans Global") which was effective March 23, 2000. The Merger has been accounted for as a pooling of interests.

The Company has included a brief description of the Company's Merger with Trans Global along with the pro forma information for the Company. In addition to the Trans Global transaction reported on this 8-K/A, on December 2, 1999, the Company acquired Coast International, Inc. ("Coast"). On September 20, 1999, the Company, acting through a newly formed subsidiary, acquired control of Oasis Reservations Services, Inc. ("ORS") from its sole stockholder, Outsourced Automated Services and Integrated Solutions, Inc. ("Oasis"). Effective August 1, 1999, the Company assumed operational control of Highpoint International Telecom, Inc. and certain assets and operations of Highpoint Carrier Services and Vitacom, Inc. (collectively "Highpoint"). On October 14, 1999, substantially all the operating assets of Highpoint were transferred to iGlobe, Inc. ("iGlobe"), at which time the Company acquired all of the issued and outstanding common stock of iGlobe. On June 17, 1999, the Company acquired Connectsoft Communications Corporation and Connectsoft Holding Corp. ("Connectsoft") through the Company's new subsidiary Vogo Networks, LLC ("Vogo"). On February 12, 1999, the Company acquired Telekey, Inc and Subsidiary and Travelers Services, Inc. ("Telekey"). On December 31, 1998, the Company acquired UCI Tele Networks, Ltd. ("UCI") and on December 2, 1998, the Company acquired IDX International Inc. and Subsidiaries ("IDX"). These acquisitions were accounted for as purchases. The Coast acquisition was previously reported on 8-K/A filed on February 15, 2000. The iGlobe acquisition was previously reported on 8-K/A filed on December 28, 1999. The ORS acquisition was previously reported on Form 8-K/A filed December 6, 1999 and amended on December 10, 1999. The Connectsoft acquisition was previously reported on Form 8-K/A filed on August 31, 1999. The Telekey, UCI and IDX acquisitions were previously reported on Form 8-K/A filed on April 30, 1999.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

ITEM 7(a).   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

Filed  herewith as part of this report are the following  financial  statements:
Trans Global Communications, Inc., (i) Report of Independent Auditors, (ii) Consolidated Balance Sheets as of December 31, 1999 and 1998, (iii) Consolidated Statements of Operations for the years ended December 31, 1999, 1998 and 1997,
(iv) Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1999, 1998 and 1997, (v) Consolidated Statements of Cash Flows for the years ended December 31, 1999, 1998 and 1997, and (vi) Notes to Consolidated Financial Statements.

ITEM 7(b).   PRO FORMA FINANCIAL INFORMATION

Filed herewith as part of this report are the Company's Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1999, Unaudited Pro Forma
Condensed Combined Statements of Operations for the years ended December 31, 1999 and 1998 and March 31, 1998 and the notes thereto.

ITEM 7(c).   EXHIBITS

2.1 Agreement and Plan of Merger dated as of December 16, 1999 by and among eGlobe, Inc., eGlobe, Merger Sub No. 6, Inc., Trans Global Communications, Inc., and The Stockholders of Trans Global Communications, Inc. (Incorporated by reference to Exhibit 2.1 in Current Report on Form 8-K of eGlobe, Inc. filed December 30, 1999).

2.2 Amendment No. 1 to Agreement and Plan of Merger, dated February 11, 2000, by and among eGlobe, Inc., eGlobe, Merger Sub No. 6, Inc., Trans Global Communications, Inc., and The Stockholders of Trans Global Communications, Inc. (Incorporated by reference to Exhibit 2.2 in Current Report on Form 8-K of eGlobe, Inc. filed April 7, 2000).

99.1 Press Release, dated March 23, 2000, regarding receipt of stockholder approval for the merger discussed above. (Incorporated by reference to Exhibit
99.1 in Current Report on Form 8-K of eGlobe, Inc. filed April 7, 2000).

                                                                    eGLOBE, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Unaudited Pro Forma Condensed Combined Financial Information reflects financial information that gives effect to the Company's Merger with Trans Global which provided for the issuance of 40,000,000 shares of eGlobe common stock in exchange for all of the outstanding common stock of Trans Global. The Merger was effective March 23, 2000. The Pro Forma Financial Information included herein reflects the use of the pooling of interests method of accounting, after giving effect to the pro forma adjustments discussed in the accompanying notes.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet presents the financial position of the Company as if the Merger had occurred on December 31, 1999. The Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 1999 and 1998 and March 31, 1998 give effect to the Merger as if it had occurred at the beginning of the earliest period presented. Effective with the period ended December 31, 1998, the Company changed its year end from a March 31 to a December 31 fiscal year end. For the March 31, 1998 pro forma results, Trans Global amounts include its December 31, 1997 year end as compared to the Company's March 31, 1998 year end. The pro forma statement of operations of the Company for the twelve months ended December 31, 1998 includes the three month period ended March 31, 1998 which was also included in the twelve months ended March 31, 1998.

The acquisitions of IDX, Telekey, Connectsoft, iGlobe, ORS, and Coast, as well as the subsequent increase in the preferred conversion factor for preferred shares originally issued to IDX stockholders, the July 1999 and December 1999 renegotiations of the terms of the IDX purchase agreement, the reclassification of acquired goodwill to other identifiable intangibles and the exchange of the Series G Preferred Stock for the Series K Preferred Stock are reflected in the Company's historical Condensed Consolidated Balance Sheet as of December 31, 1999 contained elsewhere herein.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1999 includes the operating results of the Company, Telekey, Connectsoft, iGlobe, ORS and Coast assuming the acquisitions had been consummated at January 1, 1999. Also, the reclassification of acquired goodwill to other identifiable intangibles for Telekey and the exchange of the Series G Preferred Stock for the Series K Preferred Stock were assumed to have occurred on January 1, 1999. The acquisitions of UCI and IDX, along with the subsequent reclassification of acquired goodwill to other identifiable intangibles, the increase in the convertibility of the preferred stock issued to the IDX stockholders and the subsequent renegotiations of the IDX purchase agreement are reflected in the Company's historical Condensed Consolidated Statement of Operations for the year ended December 31, 1999 contained elsewhere herein.

The following Unaudited Pro Forma Condensed Combined Financial Statements give effect to the Company's merger with Trans Global, using the pooling of interests method of accounting, and to the acquisitions by the Company of the entities detailed above, using the purchase method of accounting, and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto of which Trans Global is included herein as well as pro forma adjustments as described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                                                                    eGLOBE, INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial position would have been had the acquisitions and Merger described herein occurred on the dates indicated for any future period or at any future date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and the historical financial statements of IDX, Telekey, Connectsoft, iGlobe, ORS, Coast, and Trans Global.

MERGER WITH TRANS GLOBAL COMMUNICATIONS, INC.

On March 23, 2000, pursuant to an Agreement and Plan of Merger entered into on December 16, 1999, a wholly-owned subsidiary of the Company merged with and into Trans Global, with Trans Global continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company. Trans Global is a leading provider of international voice and data services to carriers in several markets around the world. As part of the Merger, the Company exchanged 40,000,000 shares of its common stock for all the stock of Trans Global.

Pursuant to the Merger, the Company withheld and deposited into escrow 2,000,000 shares of the 40,000,000 shares of its common stock issued to Trans Global stockholders in the Merger. These escrowed shares cover the indemnification obligations under the merger agreement. The Company deposited an additional 2,000,000 shares of its common stock into escrow to cover its potential indemnification obligations under the Merger agreement. The Merger has been accounted for as a pooling of interests, and accordingly, the Company will restate, retroactively at the effective time of the Merger, its consolidated financial statements to include the assets, liabilities, stockholders' equity (deficit) and results of operations of Trans Global as if the companies had been combined as of the earliest date reported by the combined financial statements.

                                                                    eGLOBE, INC.
                            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                DECEMBER 31, 1999 (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                      ADJUSTMENTS    PRO FORMA
                                                          eGLOBE       TRANS GLOBAL    (NOTE A)       COMBINED
---------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT

Cash and cash equivalents                                 $ 1,093         $ 1,724             $ --     $ 2,817
Short-term investments, restricted                             --           1,492               --       1,492
Accounts receivable, net                                    9,290           6,015        (163) (1)      15,142
Other receivables                                              --           1,406               --       1,406
Prepaid expenses                                            1,356             228               --       1,584
Other current assets                                          639              31         (31) (2)         639
---------------------------------------------   ---------------------------------------------------------------
TOTAL CURRENT ASSETS                                       12,378          10,896            (194)      23,080
PROPERTY AND EQUIPMENT, NET                                25,919          16,159               --      42,078
GOODWILL, NET                                              24,904              --               --      24,904
OTHER INTANGIBLES, NET                                     21,674              --               --      21,674
DEFERRED TAX ASSET                                             --             614        (614) (3)          --
OTHER ASSETS

Deposits                                                    1,659              --               --       1,659
Other assets                                                   81             319               --         400
---------------------------------------------   ---------------------------------------------------------------
TOTAL OTHER ASSETS                                          1,740             319               --       2,059
---------------------------------------------   ---------------------------------------------------------------
TOTAL ASSETS                                             $ 86,615        $ 27,988          $ (808)   $ 113,795
---------------------------------------------   ---------------------------------------------------------------
LIABILITIES, MINORITY INTERESTS, REDEEMABLE
COMMON STOCK AND STOCKHOLDERS' EQUITY
(DEFICIT)
CURRENT LIABILITIES
Accounts payable                                         $ 18,029        $ 23,692      $ (163) (1)    $ 41,558
Accrued expenses                                           10,657             335        2,795 (4)      13,787
Income tax payable                                            560              --               --         560
Notes payable and current maturities of
long-term debt                                              6,813           1,055               --       7,868
Notes payable and current maturities of
long-term debt-related party                                4,676              --               --       4,676
Deferred revenue                                            1,331              --               --       1,331
Other current liabilities                                     796              --               --         796
---------------------------------------------   ---------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                  42,862          25,082            2,632      70,576
DEFERRED TAX LIABILITY                                         --             820        (820) (5)          --
ACCOUNTS PAYABLE - LONG-TERM                                   --           1,000               --       1,000
LONG-TERM DEBT, net of current maturities                   3,529           1,665               --       5,194
LONG-TERM DEBT-RELATED PARTIES, net of
current maturities                                          8,301              --               --       8,301
---------------------------------------------   ---------------------------------------------------------------
TOTAL LIABILITIES                                          54,692          28,567            1,812      85,071
---------------------------------------------   ---------------------------------------------------------------
MINORITY INTERESTS                                          2,748              52               --       2,800
REDEEMABLE COMMON STOCK                                       700              --               --         700
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock                                                 2              --               --           2
Common stock                                                   30              50         (10) (6)          70
Stock to be issued                                          2,624              --               --       2,624
Notes receivable                                          (1,210)              --               --     (1,210)
Additional paid-in capital                                106,576             132           10 (6)     106,718
Accumulated deficit                                      (80,034)           (822)      (2,620) (7)    (83,476)
Accumulated other comprehensive
income                                                        487               9               --         496
---------------------------------------------   ---------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                       28,475           (631)          (2,620)      25,224
---------------------------------------------   ---------------------------------------------------------------
TOTAL LIABILITIES, MINORITY
INTERESTS, REDEEMABLE COMMON STOCK
AND STOCKHOLDERS' EQUITY (DEFICIT)                       $ 86,615        $ 27,988          $ (808)   $ 113,795
---------------------------------------------   ---------------------------------------------------------------

See notes to unaudited pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 1999
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------


                                                                                                          COAST
                                      eGLOBE         TELEKEY    CONNECTSOFT     iGLOBE        ORS        ELEVEN
                                    TWELVE MONTHS   ONE MONTH   FIVE MONTHS  SEVEN MONTHS EIGHT MONTHS   MONTHS
                                       ENDED          ENDED        ENDED       ENDED          ENDED       ENDED    ADJUSTMENTS
                                     12/31/99        1/31/99      5/31/99       7/31/99      8/31/99     11/30/99    (NOTE B)
--------------------------------------------------------------------------------------------------------------------------------

REVENUE                             $   42,002      $  190     $     73     $   5,067     $ 4,055    $ 11,624    $ (214) (8)
COST OF REVENUE                         41,911          59           65         5,220       3,746       5,649      (214) (9)
--------------------------------------------------------------------------------------------------------------    ----------
GROSS PROFIT (LOSS)                         91         131            8         (153)         309       5,975             --
--------------------------------------------------------------------------------------------------------------    ----------
COSTS AND EXPENSES:

Selling, general and
administrative                          29,744         141          436         4,794         253       5,307       221 (10)

Research and development                    57          --        1,092            --          --          --             --
Depreciation and
amortization                            12,245          16          129         1,411         160         463     4,790 (11)
--------------------------------------------------------------------------------------------------------------    ----------
TOTAL COSTS AND EXPENSES                42,046         157        1,657         6,205         413       5,770         5,011
--------------------------------------------------------------------------------------------------------------    ----------
INCOME (LOSS) FROM OPERATIONS         (41,955)        (26)      (1,649)       (6,358)       (104)         205        (5,011)
OTHER INCOME (EXPENSE)                 (7,612)         (6)        (162)         (182)         (4)       (256)         6 (12)
--------------------------------------------------------------------------------------------------------------    ----------
LOSS BEFORE (TAXES) BENEFIT ON
INCOME (LOSS) AND
EXTRAORDINARY ITEM                    (49,567)        (32)      (1,811)       (6,540)       (108)        (51)        (5,005)
(TAXES) BENEFIT ON INCOME
(LOSS)                                      --          --           --            --          --          --             --
--------------------------------------------------------------------------------------------------------------    ----------
NET LOSS BEFORE EXTRAORDINARY
ITEM                                  (49,567)        (32)      (1,811)       (6,540)       (108)        (51)        (5,005)
PREFERRED STOCK DIVIDENDS               11,930          --           --            --          --          --     2,658 (13)
--------------------------------------------------------------------------------------------------------------    ----------
NET LOSS BEFORE EXTRAORDINARY
ITEM ATTRIBUTABLE TO COMMON
STOCKHOLDERS                        $ (61,497)      $ (32)     $(1,811)     $ (6,540)     $ (108)      $ (51)       $(7,663)
--------------------------------------------------------------------------------------------------------------    ----------
NET LOSS PER SHARE BEFORE
EXTRAORDINARY ITEM (BASIC AND
DILUTED)                              $ (2.99)        $ --         $ --          $ --        $ --        $ --           $ --
--------------------------------------------------------------------------------------------------------------    ----------
WEIGHTED AVERAGE SHARES
OUTSTANDING                             20,611          --           --            --          --          --       810 (14)

See notes to unaudited pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 1999
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                            TRANS GLOBAL           ADJUST-
                                            TWELVE MONTHS           MENTS    PRO FORMA
                             PRO FORMA     ENDED 12/31/99          (NOTE B)   COMBINED
--------------------------------------------------------------------------------------
REVENUE                      $ 62,797        $ 100,445            $ (499)(15) $ 162,743
COST OF REVENUE                56,436           95,529              (499)(16)   151,466
--------------------------------------------------------------------------------------
GROSS PROFIT (LOSS)             6,361            4,916                 --        11,277
--------------------------------------------------------------------------------------
COSTS AND EXPENSES:
Selling, general and
administrative                 40,896            6,651                 --        47,547
Research and development        1,149             --                   --         1,149
Depreciation and
amortization                   19,214            3,223                 --        22,437
--------------------------------------------------------------------------------------
TOTAL COSTS AND EXPENSES       61,259            9,874                 --        71,133
--------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS (54,898)          (4,958)                --       (59,856)
OTHER INCOME (EXPENSE)         (8,216)             360                 --        (7,856)
--------------------------------------------------------------------------------------
LOSS BEFORE (TAXES) BENEFIT ON
INCOME (LOSS) AND
EXTRAORDINARY ITEM            (63,114)          (4,598)                --       (67,712)
(TAXES) BENEFIT ON INCOME
(LOSS)                           --              1,215                (253)(17)      962
--------------------------------------------------------------------------------------
NET LOSS BEFORE EXTRAORDINARY
ITEM                           (63,114)          (3,383)              (253)      (66,750)
PREFERRED STOCK DIVIDENDS       14,588            --                   --         14,588
--------------------------------------------------------------------------------------
NET LOSS BEFORE EXTRAORDINARY
ITEM ATTRIBUTABLE TO COMMON
STOCKHOLDERS                 $ (77,702)       $ (3,383)             $ (253)    $ (81,338)
--------------------------------------------------------------------------------------
NET LOSS PER SHARE BEFORE
EXTRAORDINARY ITEM (BASIC AND
DILUTED)                       $ (3.63)         $ --                 $ --        $ (1.32)
--------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
OUTSTANDING                     21,421            --                40,000 (18)   61,421

See notes to unaudited pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 1998
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                           eGLOBE
                                                         TWELVE MONTHS      TRANS GLOBAL
                                                        ENDED 12/31/98      TWELVE MONTHS     ADJUSTMENTS    PRO FORMA
                                                        (NOTE C(20))       ENDED 12/31/98       (NOTE C)      COMBINED
----------------------------------------------------------------------------------------------------------------------
REVENUE                                                  $ 30,030           $ 85,119              $ --       $ 115,149

COST OF REVENUE                                            16,806             76,240                --          93,046
----------------------------------------         ---------------- ------------------ -----------------  --------------
GROSS PROFIT                                               13,224              8,879                --          22,103
----------------------------------------         ---------------- ------------------ -----------------  --------------
COSTS AND EXPENSES:
Selling, general and administrative                        18,070              5,273                --          23,343
Depreciation and amortization                               3,070              1,514                --           4,584
----------------------------------------         ---------------- ------------------ -----------------  --------------
TOTAL COSTS AND EXPENSES                                   21,140              6,787                --          27,927
----------------------------------------         ---------------- ------------------ -----------------  --------------
INCOME (LOSS) FROM OPERATIONS                             (7,916)              2,092                --         (5,824)

OTHER INCOME (EXPENSE)
Proxy related litigation expenses                         (3,647)                 --                --         (3,647)
Other income (expense) net                                (1,981)                449                --         (1,532)
----------------------------------------         ---------------- ------------------ -----------------  --------------
TOTAL OTHER INCOME (EXPENSE)                              (5,628)                449                --         (5,179)
----------------------------------------         ---------------- ------------------ -----------------  --------------
INCOME (LOSS) BEFORE TAXES ON INCOME
(LOSS)                                                   (13,544)              2,541                --        (11,003)

TAXES ON INCOME (LOSS)                                      1,500              1,135          142 (21)           2,777
----------------------------------------         ---------------- ------------------ -----------------  --------------
NET INCOME (LOSS)                                       $(15,044)            $ 1,406           $ (142)      $ (13,780)
----------------------------------------         ---------------- ------------------ -----------------  --------------
NET LOSS PER SHARE (BASIC AND
DILUTED)                                                 $ (0.85)               $ --              $ --        $ (0.24)

WEIGHTED AVERAGE SHARES OUTSTANDING                        17,737                 --       40,000 (22)          57,737


See notes to unaudited pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED MARCH 31, 1998
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                           eGLOBE           TRANS GLOBAL
                                                         TWELVE MONTHS     TWELVE MONTHS      ADJUSTMENTS    PRO FORMA
                                                         ENDED 3/31/98     ENDED 12/31/97     (NOTE D)        COMBINED
----------------------------------------------------------------------------------------------------------------------
REVENUE                                                  $ 33,123           $ 46,473        $         --      $ 79,596

COST OF REVENUE                                            18,866             39,885                  --        58,751
----------------------------------------         ---------------- ------------------ -------------------  ------------
GROSS PROFIT                                               14,257              6,588                  --        20,845
----------------------------------------         ---------------- ------------------ -------------------  ------------
COSTS AND EXPENSES:
Selling, general and administrative                        14,049              3,206                  --        17,255
Corporate realignment expense                               3,139                 --                  --         3,139
Depreciation and amortization                               2,770                758                  --         3,528
----------------------------------------         ---------------- ------------------ -------------------  ------------
TOTAL COSTS AND EXPENSES                                   19,958              3,964                  --        23,922
----------------------------------------         ---------------- ------------------ -------------------  ------------
INCOME (LOSS) FROM OPERATIONS                             (5,701)              2,624                  --       (3,077)

OTHER INCOME (EXPENSE)
Proxy related litigation expenses                         (3,901)                 --                  --       (3,901)
Other expense net                                         (2,048)              (270)                  --       (2,318)
----------------------------------------         ---------------- ------------------ -------------------  ------------
TOTAL OTHER EXPENSES                                      (5,949)              (270)                  --       (6,219)
----------------------------------------         ---------------- ------------------ -------------------  ------------
INCOME (LOSS) BEFORE TAXES
(BENEFIT) ON INCOME (LOSS)                               (11,650)              2,354                  --       (9,296)

TAXES (BENEFIT) ON INCOME (LOSS)                            1,640                789          (468) (23)         1,961
----------------------------------------         ---------------- ------------------ -------------------  ------------
NET INCOME (LOSS)                                       $(13,290)            $ 1,565             $ 468 $      (11,257)
----------------------------------------         ---------------- ------------------ -------------------  ------------
NET LOSS PER SHARE (BASIC AND DILUTED)                   $ (0.78)               $ --              $ -- $        (0.20)

WEIGHTED AVERAGE SHARES OUTSTANDING                        17,082                 --         40,000 (24)        57,082

See notes to unaudited pro forma condensed combined financial statements
                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE A. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 1999

The following pro forma adjustments to the unaudited condensed combined balance sheet are as if the Trans Global Merger had been completed as of December 31, 1999 and are not indicative of what would have occurred if the Merger actually had been completed as of such date.

(1) Elimination of Trans Global accounts payable to the Company                                              $   (163)
                                                                                                             ========

(2) Adjustment to current deferred tax asset to reflect deferred taxes on a
combined basis                                                                                               $    (31)
                                                                                                             ========

(3) Adjustment to deferred tax asset to reflect deferred taxes on a
combined basis                                                                                               $   (614)
                                                                                                             ========

(4) Accrual for costs associated with the Merger                                                             $  2,795
                                                                                                             ========

(5) Adjustment to deferred tax liability to reflect deferred taxes on a
combined basis                                                                                               $   (820)
                                                                                                             ========


(6)  Adjustment  to reclass the par value of the shares of Trans  Global  common stock to additional paid-in capital, net of the par value of the newly
issued eGlobe common stock                                                                                   $    (10)
                                                                                                             ========


(7) Adjustments to Accumulated Deficit:
Accrual for costs associated with the Merger                                                                 $ (2,795)
Adjustment to reflect deferred taxes on a combined basis                                                          175
                                                                                                             --------
                                                                                                             $ (2,620)
                                                                                                             ========

NOTE B. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999

The following pro forma adjustments to the unaudited pro forma condensed combined statement of operations are as if the acquisitions and related transactions had been completed at the beginning of the fiscal period presented and the Trans Global Merger had been completed at the beginning of the earliest period presented and are not indicative of what would have occurred had the acquisitions actually been made as of such dates. Coast was acquired in December 1999, ORS was acquired in September 1999, iGlobe was acquired effective August 1999, Connectsoft was acquired in June 1999 and Telekey was acquired in February 1999; therefore, the results of operations of Coast for December 1999, ORS for September through December 1999, iGlobe for August through December 1999, Connectsoft for June through December 1999 and Telekey for February through December 1999 are included in the historical results of operations for the Company for the year ended December 31, 1999.

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 (CON'T)

(8) Adjustment to revenue:
Elimination of iGlobe billings to the Company                                                          $  (214)
                                                                                                       ========

(9) Adjustment to cost of revenue:                                                                     $  (214)
Elimination of iGlobe billings to the Company                                                          ========

(10) Adjustment to selling, general and administrative expenses:
Adjustment for the incremental increase in Connectsoft management
Compensation                                                                                           $    72
Adjustment for various general and administrative services provided by
Oasis to ORS not reflected in statement of operations                                                       76
Adjustment for the incremental increase in Coast management compensation                                    73
                                                                                                       --------
                                                                                                       $   221
                                                                                                       ========

(11) Adjustments to depreciation and amortization expenses:
One month of amortization of identifiable intangibles acquired in the
Telekey purchase (3-7 year straight-line amortization)                                                 $    47
One month of amortization of costs in excess of net assets acquired
in the Telekey purchase (7 year straight-line amortization)                                                 25
Five months of amortization of identifiable intangibles acquired in the
Connectsoft purchase (3-5 year straight-line amortization)                                                 779
Five months of amortization of costs in excess of net assets acquired in the
Connectsoft purchase (7 year straight-line amortization)                                                    62
Seven months of amortization of identifiable intangibles acquired in the
iGlobe purchase (3 year straight-line amortization)                                                        893
Seven months of amortization of costs in excess of net assets acquired in the
iGlobe purchase (7 year straight-line amortization)                                                        147
Eight months of amortization of identifiable intangibles acquired in the
ORS purchase (3-5 year straight-line amortization)                                                         339
Eight months of amortization of costs in excess of net assets acquired in the ORS
purchase (7 year straight-line amortization)                                                                35
Eleven months of amortization of identifiable intangibles acquired in the Coast
purchase (5 year straight-line amortization)                                                               585
Eleven months of amortization of costs in excess of net assets acquired in the
Coast purchase (7 year straight-line amortization)                                                       1,878
                                                                                                       --------
                                                                                                       $ 4,790
                                                                                                       ========

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 (CON'T)

(12) Adjustment to other income (expense):
Interest on $0.5 million note payable to seller of Connectsoft                                         $    (30)
Interest on $0.451 million Oasis note                                                                       (22)
Adjustment to record 10% minority interest in LLC's loss owned by Oasis                                      58
                                                                                                       ---------
                                                                                                       $      6
                                                                                                       =========

(13) Adjustment to preferred stock dividends:
Eight months dividend on 5% Series K Preferred Stock (exchanged for 6% Series
G Preferred Stock issued in Connectsoft acquisition)                                                   $    100
Nine months dividend on 20% Series M Preferred Stock                                                      1,350
Nine months amortization of premium on Series M Preferred Stock                                            (507)
Nine months amortization of discount on Series M Preferred Stock                                          1,085
Eleven months dividend on 10% Series O Preferred Stock                                                      630
                                                                                                       ---------
                                                                                                       $  2,658
                                                                                                       =========

(14)  Adjustment to the basic weighted  average number of shares  outstanding of
20,611 shares (in thousands) as if the Coast acquisition had been completed
at the beginning of the period presented                                                                    810
                                                                                                       =========

(15) Adjustment to revenue:
Elimination of billings between the Company and Trans Global                                           $   (499)
                                                                                                       =========

(16) Adjustment to cost of revenue:
Elimination of billings between the Company and Trans Global                                           $   (499)
                                                                                                       =========

(17) Adjustment to (taxes) benefit on income (loss):
Adjustment to reflect deferred taxes on a combined basis                                               $   (253)
                                                                                                       =========


(18)  Adjustment  to the pro  forma  basic  weighted  average  number  of shares outstanding  of 21,421  shares (in  thousands) as if the Trans Global Merger had been completed at the beginning of the earliest period presented:
Issuance of additional common stock issued in connection with the Merger                                 40,000
                                                                                                       =========


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE B. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 (CON'T)

(19) Convertible preferred stock was not included in diluted loss per share before extraordinary item due to the Company recording a loss for the period presented. The following table reflects the shares (in thousands) of common stock that would have been issuable upon conversion as of December 31, 1999. Subsequent to December 31, 1999, the Series F, H and K Preferred Stocks and 150,000 shares of the Series I Preferred Stock automatically converted into common stock.

Series F Preferred Stock                                                                                        1,814
Series H Preferred Stock                                                                                        3,263
Series I Preferred Stock, including payment of accrued dividends                                                1,293
Series K Preferred Stock                                                                                        1,923
Series M Preferred Stock                                                                                        3,774
Series O Preferred Stock                                                                                        3,220
                                                                                                               ------

                                                                                                               15,287
                                                                                                               ======


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE C. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

(20) Effective with the period ended December 31, 1998, the Company changed from a March 31 to a December 31 fiscal year end. As a result, the following table is required to reflect twelve months of operations (in thousands).

                                                              Nine Months                    Three Months   Twelve Months
                                                            Ended 12/31/98                  Ended 3/31/98  Ended 12/31/98
                                                      -------------------------------------------------------------------
Revenue                                                              $22,491                      $ 7,539        $ 30,030
Cost of revenue                                                       12,619                        4,187          16,806
-------------------------------------------------------------------------------------------------------------------------
Gross profit                                                           9,872                        3,352          13,224
Costs and expenses:
Selling, general and administrative                                   13,555                        4,515          18,070
Depreciation and amortization                                          2,256                          814           3,070
-------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                              15,811                        5,329          21,140
-------------------------------------------------------------------------------------------------------------------------
Loss from operations                                                 (5,939)                      (1,977)         (7,916)
Other income (expense):
Proxy related litigation expenses                                      (120)                      (3,527)         (3,647)
Other expense                                                        (1,031)                        (950)         (1,981)
-------------------------------------------------------------------------------------------------------------------------
Total other expenses                                                 (1,151)                      (4,477)         (5,628)
-------------------------------------------------------------------------------------------------------------------------
Loss before taxes on income (loss)                                   (7,090)                      (6,454)        (13,544)
Taxes on income (loss)                                                    --                        1,500           1,500
-------------------------------------------------------------------------------------------------------------------------
Net loss                                                            $(7,090)                     $(7,954)       $(15,044)
-------------------------------------------------------------------------------------------------------------------------

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE C. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998 (CON'T)

The following pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations are as if the Merger had been completed at the beginning of the earliest period presented and are not indicative of what would have occurred had the Merger and related transactions actually been made as of such date.

(21) Adjustment to taxes on income (loss):
Adjustment to reflect deferred income tax expenses on a combined basis                                     $  142
                                                                                                           =======


(22)  Adjustment to the basic weighted  average number of shares  outstanding of
17,737 shares (in thousands) as if the Trans Global Merger had been completed at the beginning of the earliest period presented:
Issuance of additional common stock issued in connection with the Merger                                   40,000
                                                                                                           =======




NOTE D. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED MARCH 31, 1998

The following pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations are as if the Merger had been completed at the beginning of the earliest period presented and are not indicative of what would have occurred had the Merger and related transactions actually been made as of such date.


(23) Adjustment to taxes (benefit) on income (loss):
Adjustment to reflect deferred income tax expense on a combined basis                                      $ (468)
                                                                                                           =======


(24)  Adjustment to the basic weighted  average number of shares  outstanding of
17,082 shares (in thousands) as if the Trans Global Merger had been completed at the beginning of the earliest period presented:
Issuance of additional common stock issued in connection with the Merger                                   40,000
                                                                                                          =======


                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE E. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER

The following adjustments to the unaudited pro forma combined basic net loss per share before extraordinary item for the year ended December 31, 1999 are to reflect the following: (1) the issuance of additional shares of Series F Preferred Stock and IDX warrants which would have occurred if Telekey and IDX, respectively, had met their earn-out formulas at the beginning of the period presented; (2) the additional shares of common stock to be issued to UCI shareholders assuming UCI had met its earn-out provision; (3) the estimated additional compensation expense related to the Telekey stockholders' grant of shares under the original agreements; (4) the assumption that the Company's common stock met the guaranteed trading price of $8.00 per share for UCI related shares and (5) the assumption that ORS met its earn-out formulas and Oasis exchanged its ownership in the LLC for the Company's common stock and warrants at the beginning of the period presented. The increase in goodwill amortization expense is the result of the additional goodwill recorded as a result of the above issuances amortized over 7 years using straight-line amortization. It is assumed that the warrants related to the IDX and ORS earn-outs are exercised at the beginning of the period presented. In addition, if the Company's common stock does not trade at the guaranteed trading prices for UCI related shares, and subject to UCI meeting its earn-out objectives, the Company will be required to issue additional shares of common stock and the estimated goodwill amortization reflected below will change.

The final purchase price allocations will be determined when certain contingencies are resolved as discussed earlier and additional information becomes available. This is not indicative of what would have occurred had the acquisitions actually been made as of such date.

The adjusted pro forma weighted average shares outstanding do not include the 2,000,000 shares of common stock held in escrow to cover eGlobe's potential indemnification obligations under the Merger Agreement.

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE E. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER (CON'T)

                                                                                        TWELVE MONTHS ENDED
                                                                                          DECEMBER 31, 1999
                                                                                        -------------------
PRO FORMA COMBINED BASIC AND DILUTED LOSS PER SHARE:

NUMERATOR

Pro forma net loss before extraordinary item
attributable to common stockholders                                                               $(81,338)
Increase in goodwill amortization expense for
earn-out formulas (7 year straight-line
` amortization)                                                                                     (3,292)
Estimated compensation adjustment related to
stock granted to Telekey employees by
Telekey stockholders after the Company's
purchase of Telekey                                                                                   (266)
Reversal of minority interest in loss of ORS due to Oasis's
exchange of its interest in the LLC                                                                    (84)
                                                                                                   --------
Adjusted pro forma net loss before extraordinary
item attributable to common stockholders                                                          $(84,980)
                                                                                                   --------
DENOMINATOR

Pro forma weighted average shares outstanding                                                        61,421
Number of shares of common stock issuable
under earn-out formulas:
UCI (contingent earn-out stock)                                                                          63
IDX warrants                                                                                          1,088
Number of shares of common stock issuable to
Oasis for its ownership in LLC (assuming
exercise of warrants)                                                                                 4,000
                                                                                                   --------
Adjusted pro forma basic weighted average
shares outstanding                                                                                   66,572
                                                                                                   --------
PER SHARE AMOUNTS
Adjusted pro forma basic and diluted loss per
share before extraordinary item                                                                    $ (1.28)

                                                                    eGLOBE, INC.
            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

NOTE E. CONTINGENCIES AFTER THE TRANS GLOBAL MERGER (CON'T)

The diluted loss per share before extraordinary item for the year ended December 31, 1999 in the above table does not reflect the 15,287 shares (in thousands) of common stock that would be issuable upon the conversion of the preferred stock as discussed in Note B (19). As the Company reported a loss in the period, the effects of these transactions are anti-dilutive.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.


                                                      eGLOBE, INC.
                                                      (Registrant)


                                         By        /s/ David Skriloff
                                            --------------------------------
                                                      David Skriloff
                                                 Chief Financial Officer
                                              Principal Financial Officer)
Date: August 18, 2000

                        Consolidated Financial Statements

                        Trans Global Communications, Inc.

                  Years ended December 31, 1999, 1998 and 1997
                       with Report of Independent Auditors

                        Trans Global Communications, Inc.

                        Consolidated Financial Statements

                  Years ended December 31, 1999, 1998 and 1997

                                    CONTENTS

Report of Independent Auditors.......................................................................         1

Consolidated Balance Sheets..........................................................................         2
Consolidated Statements of Operations................................................................         3
Consolidated Statements of Stockholders' Equity (Deficit)............................................         4
Consolidated Statements of Cash Flows................................................................         5
Notes to Consolidated Financial Statements...........................................................         6

                         Report of Independent Auditors

Board of Directors
Trans Global Communications, Inc.

We have audited the accompanying consolidated balance sheets of Trans Global Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                            /s/ Ernst & Young LLP

February 25, 2000
New York, New York

                        Trans Global Communications, Inc.

                           Consolidated Balance Sheets

                                                                                         DECEMBER 31
                                                                                     1999           1998
                                                                                  -----------   -----------
ASSETS
Current assets:
Cash and cash equivalents                                                         $ 1,724,447   $ 2,623,772
Short-term investments, restricted                                                  1,491,743     1,131,464
Short-term investments                                                                     --    11,166,491
Trade accounts receivable, less allowance for doubtful accounts of approximately $205,000 and $230,000 at December 31,
1999 and 1998, respectively                                                         6,015,445     3,375,499
Other receivables                                                                   1,405,351       651,219
Deferred tax asset--current                                                            31,000        96,024
Prepaid expenses and taxes                                                            228,076     1,379,487
                                                                                  -----------   -----------
Total current assets                                                               10,896,062    20,423,956

Property, plant and equipment, net                                                 16,159,469     7,045,678
Deferred tax asset                                                                    614,000            --
Other assets                                                                          318,553       617,865
                                                                                  -----------   -----------
Total assets                                                                      $27,988,084   $28,087,499
                                                                                  ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable                                                                  $23,692,325   $24,114,661
Accrued expenses and taxes                                                            334,642       712,043
Notes payable                                                                       1,055,442            --
                                                                                  -----------   -----------
Total current liabilities                                                          25,082,409    24,826,704
Deferred tax liability                                                                820,000       523,000
Notes payable--long-term                                                            1,664,457            --
Accounts payable--long-term portion                                                 1,000,000            --
                                                                                  -----------   -----------
Total liabilities                                                                  28,566,866    25,349,704

Minority interest                                                                      52,000            --

Stockholders' equity (deficit):
Capital stock--no par; authorized, issued
and outstanding 200 shares                                                             50,000        50,000
Additional paid-in capital                                                            132,231       132,231
Other comprehensive income (loss)                                                       8,919       (5,972)
Retained earnings (deficit)                                                         (821,932)     2,561,536
                                                                                  -----------   -----------
Total stockholders' equity (deficit)                                                (630,782)     2,737,795
                                                                                  -----------   -----------
Total liabilities and stockholders' equity (deficit)                             $ 27,988,084   $28,087,499
                                                                                 ============   ===========

See accompanying notes.

                        Trans Global Communications, Inc.

                      Consolidated Statements of Operations

                                                                                        DECEMBER 31
                                                                         1999                1998              1997
                                                                    -------------       ------------    ------------
Net revenues                                                        $ 100,445,073       $ 85,119,076    $ 46,473,342
Direct cost of revenue                                                 95,528,758         76,240,079      39,885,533
                                                                    -------------       ------------    ------------
Gross margin                                                            4,916,315          8,878,997       6,587,809

Other costs and expenses:
Selling, general and administrative                                     6,557,295          4,953,255       3,076,180
Depreciation                                                            3,223,031          1,513,451         757,633
Bad debt expense                                                           94,034            319,765         130,081
                                                                    -------------       ------------    ------------
Total other costs and expenses                                          9,874,360          6,786,471       3,963,894
                                                                    -------------       ------------    ------------

Operating (loss) income                                               (4,958,045)          2,092,526       2,623,915

Other (expense) income:
Interest expense                                                        (172,148)           (50,282)       (167,431)
Interest income                                                           634,037            474,078         201,160
Other income (expense)                                                      1,688             25,071       (303,680)
                                                                    -------------       ------------    ------------
Total other income (expense)                                              463,577            448,867       (269,951)
                                                                    -------------       ------------    ------------

(Loss) income before (benefit) provision for
income taxes and minority interest                                    (4,494,468)          2,541,393       2,353,964
(Benefit) provision for income taxes                                  (1,215,000)          1,135,000         789,000
Minority interest                                                       (104,000)                 --              --
                                                                    -------------       ------------    ------------
Net (loss) income                                                   $ (3,383,468)       $  1,406,393    $  1,564,964
                                                                    =============       ============    ============

See accompanying notes.

                        Trans Global Communications, Inc.

            Consolidated Statements of Stockholders' Equity (Deficit)

                  Years ended December 31, 1999, 1998 and 1997

                                                                                RETAINED    ACCUMULATED
                                               COMMON STOCK        ADDITIONAL   EARNINGS       OTHER         TOTAL
                                           -------------------     PAID-IN    (ACCUMULATED COMPREHENSIVE    EQUITY
                                            SHARES     AMOUNT      CAPITAL     DEFICIT)       LOSS         (DEFICIT)
                                           --------   --------   ---------   ----------    ------------- -----------
Balance at December 31, 1996                    200   $ 50,000   $ 132,231   $ (409,821)     $    --     $ (227,590)
Comprehensive income (loss):
Foreign currency translation adjustment          --         --          --            --       (672)           (672)
Net income for the year ended
December 31, 1997                                --         --          --     1,564,964          --       1,564,964
                                                                                                         -----------
Total                                            --         --          --            --          --       1,564,292
                                           --------   --------   ---------   ----------      -------     -----------
Balance at December 31, 1997                    200     50,000     132,231     1,155,143       (672)       1,336,702
Comprehensive income (loss):
Foreign currency translation adjustment          --         --          --            --     (5,300)         (5,300)
Net income for the year ended
December 31, 1998                                --         --          --     1,406,393          --       1,406,393
                                                                                                         -----------
Total                                            --         --          --            --          --       1,401,093
                                           --------   --------   ---------   ----------      -------     -----------
Balance at December 31, 1998                    200     50,000     132,231     2,561,536     (5,972)       2,737,795
Comprehensive income (loss):
Foreign currency translation adjustment          --         --          --            --      14,891          14,891
Net loss for the year ended
December 31, 1999                                --         --          --   (3,383,468)          --     (3,383,468)
                                                                                                         -----------
Total                                            --         --          --            --          --     (3,368,577)
                                           --------   --------   ---------   ----------      -------     -----------
Balance at December 31, 1999                    200   $ 50,000   $ 132,231   $ (821,932)     $ 8,919     $ (630,782)
                                           ========   ========   =========   ==========      =======     ===========

See accompanying notes.

                        Trans Global Communications, Inc.

                      Consolidated Statements of Cash Flows

                                                                                    DECEMBER 31
                                                                    1999                1998          1997
OPERATING ACTIVITIES
Net (loss) income                                               $ (3,383,468)       $ 1,406,393  $ 1,564,964
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation                                                        3,223,031         1,513,451      757,633
Provision for doubtful accounts                                        94,034           319,765      130,081
Deferred taxes                                                      (251,976)           141,976      422,704
Minority interest                                                     104,000                --           --
Changes in assets and liabilities:
Accounts receivable                                               (2,733,980)       (2,466,483)    (800,429)
Other receivables                                                   (754,132)         (419,644)    (158,113)
Prepaid expenses and taxes                                          1,151,411         (770,025)    (609,462)
Other assets                                                          299,312           441,490       34,645
Accounts payable                                                      577,664        16,254,565    6,066,150
Accrued expenses and taxes                                          (377,401)            98,427      220,864
Interest payable                                                           --          (35,033)     (30,788)
                                                                -------------       -----------  -----------
Net cash (used in) provided by operating activities               (2,051,505)        16,484,882    7,598,249
                                                                -------------       -----------  -----------

INVESTING ACTIVITIES

Net sales (purchases) of short-term investments                    10,806,212      (10,023,255)  (2,274,700)
Purchases of property, plant and equipment                       (12,336,822)       (3,211,773)  (3,981,303)
                                                                -------------       -----------  -----------
Net cash used in investing activities                             (1,530,610)      (13,235,028)  (6,256,003)
                                                                -------------       -----------  -----------

FINANCING ACTIVITIES
Proceeds from borrowings                                            4,318,177                --           --
Repayments of borrowings                                          (1,598,278)       (1,665,569)    (866,292)
Distribution to minority interest holder                             (52,000)                --           --
                                                                -------------       -----------  -----------
Net cash provided by (used in)
financing activities                                                2,667,899       (1,665,569)    (866,292)
                                                                -------------       -----------  -----------

Effect of exchange rates on cash                                       14,891           (5,300)        (672)
Net (decrease) increase in cash and
cash equivalents                                                    (899,325)         1,578,985      475,282
Cash and cash equivalents at beginning of period                    2,623,772         1,044,787      569,505
                                                                -------------       -----------  -----------
Cash and cash equivalents at end of period                      $   1,724,447       $ 2,623,772  $ 1,044,787
                                                                =============       ===========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for interest                                 $     164,000       $    86,000  $   198,000
                                                                =============       ===========  ===========
Cash payments made for income taxes                             $      97,000       $   569,000  $   905,000
                                                                =============       ===========  ===========

See accompanying notes

                        Trans Global Communications, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

1. ORGANIZATION AND MERGER

Trans Global Communications, Inc. (the "Company") was incorporated in the state of New York on February 22, 1995 as a telecommunications company providing international and domestic long distance telephone services, switching services and co-location services. The Company's customers consist primarily of other telecommunications organizations that resell the Company's services.

The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

On December 16, 1999, the Company entered into a definitive agreement to merge with eGlobe, Inc. whereby all of the Company's common stock will be exchanged for 40,000,000 shares of eGlobe, Inc.'s common stock. The Company expects the merger to be completed in the first quarter of 2000.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. In December 1999, the Company agreed to merge with eGlobe, Inc. Should the merger with eGlobe, Inc. not be consummated, the Company would require additional financing to continue as a going concern.


Since December 31, 1999 the Company has borrowed $3.8 million from eGlobe under a promissory note dated February 15, 2000 which bears interest at 8% and is payable in full on December 31, 2000. The loan from eGlobe to Trans Global was used for working capital purposes, primarily to pay trade payables.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

                        Trans Global Communications, Inc.

REVENUE RECOGNITION

Telecommunications revenue is recognized at the time service is provided to the customer. Sales to the top two customers amounted to approximately 32% and 28% of net revenues for the year ended December 31, 1999.

Sales to the top three customers amounted to approximately 36%, 17% and 16% of net revenues for the year ended December 31, 1998. For the year ended December 31, 1997, net sales to the top two customers amounted to approximately 43% and 16%.

DIRECT COST OF REVENUE

Direct cost of revenue consists primarily of network, switching and circuit costs and are recognized as incurred in the providing of telecommunication services. Direct cost of revenue excludes depreciation and amortization expenses.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market value.

SHORT-TERM INVESTMENTS

Short-term investments includes funds invested in a money market fund which invests in a broad range of money market securities, including, but not limited to, short-term U.S. government and agency securities, bank certificates of deposit and corporate commercial paper. Short-term investments are carried at amortized cost, which approximates fair value.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the improvements, whichever is shorter.

Expenditures for maintenance and repairs are expensed as incurred.

                        Trans Global Communications, Inc.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

ADVERTISING COSTS

Advertising costs, which are included in selling, general and administrative expenses, are charged to expense as incurred. For the years ended December 31, 1999, 1998, and 1997, advertising expense totaled approximately $254,000, $163,000 and $131,000, respectively.

INCOME TAXES

The Company accounts for income taxes in accordance with the asset and liability method of accounting for income taxes, as prescribed by the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting carrying amounts and tax bases of existing assets and liabilities, including the effect of operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date.

CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and trade accounts receivable. Concentrations of credit risk with respect to trade receivables are limited due to the performance by the Company of ongoing customer credit evaluations. Management regularly monitors the creditworthiness of its customers and believes that it has adequately provided for any exposure to potential credit losses.

The Company maintains cash balances in several bank accounts at institutions insured by the Federal Deposit Insurance Corporation up to $100,000. Most of the Company's accounts are in excess of $100,000.

                        Trans Global Communications, Inc.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

For notes payable which are short term or have variable interest rates, fair values are based on carrying values. The carrying value of such notes approximated their fair value at December 31, 1999.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. This statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows derivative's gains and losses to offset related results on the hedge item in the income statement, and requires a company to formally document, designate and assess the effectiveness of transactions that receive hedge accounting. This statement, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the effective date of FASB Statement No. 133, is effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. The Company believes that the adoption of this standard will not have a material effect on the Company's consolidated results of operations or financial position due to their limited use of derivatives.

                        Trans Global Communications, Inc.

3. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

                                                                                             DECEMBER 31
                                                                                   1999                        1998
                                                                             ------------------------------------------
Switching equipment                                                           $ 11,485,109                  $ 6,773,906
Telecom equipment                                                                8,628,370                    1,140,034
Computers and software                                                             496,586                      446,826
Building improvements                                                              992,469                      936,627
Furniture, fixtures and other                                                      288,348                      256,667
                                                                   -----------------------          -------------------
Total                                                                           21,890,882                    9,554,060
Less accumulated depreciation                                                  (5,731,413)                  (2,508,382)
                                                                   -----------------------          -------------------
Net property, plant and equipment                                             $ 16,159,469                  $ 7,045,678
                                                                   =======================          ===================

Effective December 10, 1999 the Company entered into a Security Agreement (Security Agreement") with one of its vendors granting a security interest in all unencumbered fixed assets owned, except as noted in footnote # 4, as of the date of the Security Agreement to secure payment of outstanding obligations to the vendor.

                        Trans Global Communications, Inc.

4. NOTE PAYABLE

Effective June 11, 1999, the Company entered into a financing agreement (Promissory Note) with General Electric Capital Corporation to fund the purchase of switch hardware and software for a total of $3,318,177. The Promissory Note is to be paid in 36 consecutive monthly installments of $104,558 (principal and interest) at a fixed interest rate of 8.88%.

At December 31, 1999,  $1,055,442  of principal was  classified as current.  The note is collateralized by the equipment which had a net carrying value of approximately $2,931,000 at December 31. 1999.

The following are the principal payments of the note payable for each of the next five years as of December 31, 1999:

Year ending December 31:
2000                                                                                                   $1,055,442
2001                                                                                                    1,153,075
2002                                                                                                      511,382
2003                                                                                                           --
2004                                                                                                           --
                                                                                                    -------------
Total principal payments                                                                               $2,719,899
                                                                                                    =============

5. INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities consisted of the following:

                                                                                                   DECEMBER 31
                                                                                                1999          1998
                                                                                        ------------------------------
Deferred tax assets:
Bad debt reserve                                                                              $31,000          $96,024
Net operating loss carryforwards                                                              614,000               --
                                                                                        -------------       ----------
                                                                                              645,000           96,024
Deferred tax liabilities:
Depreciation                                                                                (820,000)        (523,000)
                                                                                        -------------       ----------
Net deferred tax liabilities                                                               $(175,000)       $(426,976)
                                                                                        =============       ==========

                        Trans Global Communications, Inc.

The provision (benefit) for income taxes consists of the following:

                                                                                               1999            1998
                                                                                        ------------------------------
Current--Federal                                                                           $(962,000)       $1,277,000
Deferred--Federal                                                                            (253,000)        (142,000)
                                                                                        -------------       ----------
Provision (benefit) for income taxes                                                     $(1,215,000)       $1,135,000
                                                                                        =============       ==========

The differences between income taxes expected at the U.S. federal statutory income tax rate and income taxes provided are as follows:

                                                                                            1999                1998
                                                                                  --------------------------------------
Provision (benefit) at federal tax rate (34%)                                            $ (1,528,000)       $   787,000
Foreign losses for which no benefit provided                                                   201,000           295,000
Non-deductible expenses                                                                        112,000            53,000
                                                                                 ---------------------    --------------
Provision (benefit) for income taxes                                                     $ (1,215,000)       $ 1,135,000
                                                                                 =====================    ==============

At December 31, 1999, the Company had net operating losses carryforwards of $1.8 million expiring in 2019.

6. RELATED PARTY TRANSACTIONS

The Company has several leases through March 31, 2003 for the use of its offices with a company that is owned by one of the Company's shareholders. The monthly rent expense for these office leases is $47,400 through March 31, 2001. The monthly rent for these office leases will be $48,750 for the twelve month period beginning April 1, 2001 and ending March 31, 2002, and $50,000 for the twelve month period beginning April 1, 2002 and ending March 31, 2003. Rent expense paid to companies owned by a shareholder of the Company was approximately $573,000, $263,000, and $209,000 for the years ended December 31, 1999, 1998, and 1997, respectively.

                        Trans Global Communications, Inc.

7. COMMITMENTS AND CONTINGENCIES

LEASES

The future minimum payments for all noncancelable operating leases as of December 31, 1999 are as follows:

                                                                                                    OPERATING
                                                                                                      LEASES
                                                                                                ---------------
Year ending December 31:
2000                                                                                                 $1,973,000
2001                                                                                                    710,000
2002                                                                                                    709,000
2003                                                                                                    239,000
                                                                                                ---------------
Total minimum future rental payments                                                                 $3,631,000
                                                                                                ===============

For the years ended December 31, 1999, 1998 and 1997 net rent expense totaled approximately $796,000, $407,000 and $305,000, respectively.

LETTERS OF CREDIT

Outstanding letters of credit issued as security as required by certain telecommunications vendors, amounted to approximately $1,464,000 and $1,100,000 at December 31, 1999 and 1998, respectively. Such amounts were secured by restricted short-term investments.

8. YEAR 2000 (UNAUDITED)

The Company depends on several computer systems and other computer chip-based devices for the operation of its business. The Company completed all Year 2000 readiness work and has not experienced any significant Year 2000 problems with respect to technological operations under its sole control or of those technological operations under control of third parties which the Company is dependent upon.

The Company did not incur significant costs to address the Year 2000 issue nor does it expect to have material expenditures in the future related to the Year 2000 issue as it does not foresee having any significant continued exposure resulting from Year 2000 problems.